Exhibit 99.1

For more information contact Media: Communications Media.Relations@CenterPointEnergy.com Investors: Philip Holder / Jackie Richert Phone 713.207.6500

For Immediate Release

CenterPoint Energy implements independent board leadership and governance structure

•	Martin Nesbitt appointed as Independent Chairman of the Board, effective immediately

•	Independent directors eliminate Executive Chairman role

•	Milton Carroll to depart from Executive Chairman position, effective immediately, and from the Board on September 30

•	Independent directors implement a multi-year retention arrangement for President and CEO Dave Lesar

Houston – July 22, 2021 – CenterPoint Energy, Inc. (NYSE: CNP) (“CenterPoint” or the “Company”) today announced the unanimous decision of the CenterPoint Board’s Independent Directors to implement a new independent board leadership and governance structure. The Board named Martin Nesbitt, chair of the Nominating and Governance Committee, as its new independent board chairman, effective immediately.

To institute the Company’s new governance structure, this independent seat replaces the position of Executive Chairman. This position has been eliminated by the independent directors of the board, effective immediately. In connection with these decisions by the independent directors, Milton Carroll departs from the Executive Chairman position and as an employee of the Company, effective immediately, and from the Board as a director, effective September 30 of this year, each substantially in advance of Mr. Carroll’s current mandatory retirement date in 2023.

CenterPoint’s Board, based on extensive feedback from shareholders and evaluation of evolving governance practices, determined that now is the right time to execute this significant leadership and governance transition as the company continues to advance its well-received strategic plan to drive sustainable value for the benefit of all its stakeholders. In connection with today’s leadership and governance transition, the Company entered into a multi-year retention grant arrangement with President and CEO Dave Lesar to retain his continued leadership, and to provide executive management continuity, drive successful execution of CenterPoint’s value-creation strategy, and provide executive leadership succession planning. The arrangements entered into with Mr. Carroll and Mr. Lesar will be publicly filed on Form 8-K.

Mr. Nesbitt said, “CenterPoint is a backbone of economic vitality and reliable energy delivery for the communities we serve, and CenterPoint’s importance is a central part of Milton Carroll’s legacy. As we continue to seize opportunities ahead of us, I believe that our unique value

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proposition will be further strengthened by CenterPoint’s commitment to strong corporate governance, including through the leadership and governance transition we announce today. I am honored to have been selected to lead CenterPoint as independent Chairman of the Board and on behalf of the Board, we express our deepest gratitude and respect for Milton, who has served CenterPoint and its stakeholders tirelessly for nearly 30 years. Milton has been a steady source of inspiration, leadership and guidance to all who have known him, and his stewardship and commitment to CenterPoint’s success have been unmatched. Milton was instrumental in the creation of CenterPoint, provided initial board leadership and with the help of many others, navigated CenterPoint through the difficult transition of the early days of the deregulation of the Texas electrical market. He then helped lead the company to where it is today – stronger than ever, with a market capitalization near its historic high. I look forward to continuing to work closely with our incredible CEO Dave Lesar, who has demonstrated tremendous energy and accomplishment since he became CEO only a year ago.”

Mr. Carroll said, “In the nearly 30 years since I joined CenterPoint’s Board in 1992 and during my time as Executive Chairman of the Board, CenterPoint has successfully navigated industry, energy and regulatory challenges, business transitions and changes in our nation and communities. Thanks to our great CenterPoint team, we are an indelible part of the fabric and history of Texas and the other territories we serve. I am excited to see how CenterPoint continues to evolve under the leadership of Marty and Dave and reach even greater heights of potential and promise. It has been an honor to serve as Chairman and then Executive Chairman alongside my fellow directors.”

Mr. Lesar said, “We have been on a very focused mission over the past year to unlock the untapped power and potential within this company, its premium regulated utilities and its exceptional talent. Milton has been a critical partner throughout this journey, and with our utility-focused strategy, we are now taking advantage of the robust capital investment opportunities available to us and are firmly on the path to exit our midstream investments and progress our renewable energy growth objectives. I believe the best is yet to come, and I couldn’t be more excited to continue my commitment to CenterPoint’s future success and the development of its next phase of leadership over the coming years. On behalf of myself and all our employees, I am deeply grateful to Milton for laying CenterPoint’s strong foundation and positioning the company so well for this new era. I am excited for our future and look forward to discussing our second quarter results.”

About Marty Nesbitt

Martin H. Nesbitt has been a director since April 2018 and will now serve as the independent Chairman of CenterPoint’s Board. Since 2013, he has served as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago-based investment firm focused on the education, healthcare and financial services industries. Prior to co-founding Vistria, Mr. Nesbitt served as Chief Executive Officer of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities, from 1996 to 2012. Prior to The Parking Spot, Mr. Nesbitt also served as officer of the Pritzker Realty Group, L.P. and as Vice President and Investment Manager at LaSalle Partners, with a variety of responsibilities including investment management for regional retail properties. Mr. Nesbitt has served on the Boards of Directors of

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American Airlines Group, Inc. since 2015 and Chewy, Inc. since 2020. He also previously served on the Board of Directors of Jones Lang LaSalle. He is a Trustee of Chicago’s Museum of Contemporary Art and serves as Chairman of the Barack Obama Foundation. He previously served as a director of Norfolk Southern Corporation from 2013 to May 2019.

About CenterPoint Energy, Inc.

As the only investor-owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission and distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of March 31, 2021, the company owned approximately $36 billion in assets and also owned 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,500 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

Forward Looking Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “continue,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future events, such as executive management continuity and succession planning, the benefits of leadership and governance transitions, corporate governance commitments, strategic plans and value creation, capital investments, business opportunities, future financial performance and results of operations, expectations regarding our midstream investments and renewable energy growth objectives, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of COVID-19; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; and (8) other factors, risks and uncertainties discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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